Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(6,173,937)
Unrealized Gain (Loss) on Market Value of Futures	4,572,011
Dividend Income	3,774
Interest Income	26,316
Total Income (Loss)	$(1,571,836)

Expenses
General Partner Management Fees	$30,763
Professional Fees	46,151
Brokerage Commissions	4,126
Non-interested Directors' Fees and Expenses	396
Prepaid Insurance Expense	242
NYMEX License Fee	769
SEC & FINRA Registration Expense	3,945
Total Expenses	86,392
Expense Waiver	(47,938)
Net Expenses	$38,454
Net Income (Loss)	$(1,610,290)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/17	$64,315,094
Net Income (Loss)	(1,610,290)

Net Asset Value End of Month	$62,704,804
Net Asset Value Per Share (2,300,000 Shares)	$27.26

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612